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ORGANIZED UNDER THE LAWS                              SHARES OF COMMON STOCK
OF THE STATE OF MARYLAND
                                                         Par Value $0.01
  NUMBER                              [LOGO]                 SHARES A-

THIS CERTIFICATE IS TRANSFERABLE IN                   CUSIP 814137 10 5
BOSTON, MASS. AND NEW YORK, N.Y.              SEE REVERSE FOR RESTRICTIONS AND
                                                     OTHER INFORMATION

                    SECURITY CAPITAL ATLANTIC INCORPORATED


          FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

Security Capital Atlantic Incorporated, a corporation organized under the laws of the State of Maryland (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.
     The Shares evidenced by this Certificate are subject to the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officer.

Dated:

/s/ Constance B. Moore                     COUNTERSIGNED AND REGISTERED
    CO-CHAIRMAN                            THE FIRST NATIONAL BANK OF BOSTON
                                           BY

/s/ Jeffrey A. Klopf
SECRETARY
AUTHORIZED SIGNATURE

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                    SECURITY CAPITAL ATLANTIC INCORPORATED

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

     The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter, no Person may Beneficially Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the number or value of the outstanding Shares of the Corporation (unless such person is an Existing Holder or an Excluded Holder). Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Corporation in writing at least 30 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Charter, a copy of which, including the restrictions on transfer, will be furnished to each stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common          UNIF GIFT MIN ACT-
     TEN ENT -- as tenants by the entireties                    ----------------
     JT TEN  -- as joint tenants with the                       (Cust)   (Minor)
                right of survivorship and not             under Uniform Gifts to
                as tenants in common                        Minor Act

                                                          ----------------------
                                                                   (State)

                                            UNIF TRF MIN ACT-
                                                             -------------------
                                                             (Cust)      (Minor)
                                                            (until age __) under
                                                            Uniform Transfers to
                                                            Minors Act

                                                            --------------------
                                                                   (State)

    Additional abbreviations may also be used though not in the above list.

     For Value Received, ___________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
- --------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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- --------------------------------------------------------------------------------
                                                                          shares
- --------------------------------------------------------------------------
of Common Stock of the Corporation represented by this Certificate, and do hereby irrevocably constitute
and appoint ____________________________________________________________________

                                                                        Attorney
- -----------------------------------------------------------------------
to transfer said shares of Common Stock on the books of the Corporation with full power of substitution in the premises.

Dated _______________________

                                  ----------------------------------------------
                                  NOTICE: The signature to this assignment must correspond with the names as written upon the face of this Certificate in every particular, without alterations or enlargement or any change whatever.

     THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN PREFERRED SHARE PURCHASE RIGHTS (THE "RIGHTS"), AS SET FORTH IN A RIGHTS AGREEMENT (THE "RIGHTS AGREEMENT"), DATED AS OF MARCH 12, 1996, BETWEEN SECURITY CAPITAL ATLANTIC INCORPORATED AND THE FIRST NATIONAL BANK OF BOSTON, AS RIGHTS AGENT, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SECURITY CAPITAL ATLANTIC INCORPORATED. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. SECURITY CAPITAL ATLANTIC INCORPORATED WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR HELD BY ANY PERSON WHO IS, WAS, OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER HELD BY OR ON BEHALF OF SUCH PERSON OR ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.